ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                                 ACE INVESTMENTS

     WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of Ace Investments.

                                    ARTICLE I

     The name of the Corporation is Ace Investments.

                                   ARTICLE II

     The duration of the corporation is perpetual.

                                   ARTICLE III

     The following amendments to the Articles of Incorporation were approved by the shareholders:

     Article I of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

     The name of this Corporation is Matlock Communications Companies, Inc.

     Article IV of the Articles of Incorporation of this Corporation is amended so that it will read in its entirety as follows:

               The aggregate number of shares which this corporation shall have authority to issue is ONE HUNDRED MILLION (100,000,000) shares of $0.001 par value common stock. All stock of the corporation shall have the same rights and preferences. Fully paid stock of the corporation shall not be liable to any further call or assessment.

                                   ARTICLE IV

     The amendments set forth in Article III were adopted August 27, 1986.

                                    ARTICLE V

     The number of shares issued and outstanding and entitled to vote on said amendments on August 27, 1986 was 11,250,000.

                                   ARTICLE VI

     7,657,500 shares voted for said amendments, and 0 shares voted against said amendments.

                                       DATED this 27th day of August, !986.

                                                  ACE INVESTMENTS






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                                                  /S/ STEPHEN J. MATLOCK
                                                  President

                                                  /S/ MELANIE R. MATLOCK
                                                  Secretary

STATE OF  UTAH
                                                        SS.
COUNTY OF SALT LAKE


     I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 27th day of August, 1986, Stephen J. Matlock and Melanie R. Matlock personally appeared before me, who, being by me first sworn, severally declared that they are the persons who signed the foregoing document as corporate officers and that the statements therein contained are true.

                                             2

                                       DATED this 27th day of August, 1986.

                                       NOTARY PUBLIC
                                       Residing at: Salt Lake County

My Commission Expires:
Oct. 15, 1988







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